EXHIBIT 10.9
                                                  1996 FORM 10-K

                            EIGHTH AMENDMENT TO
                             CREDIT AGREEMENT


          THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT dated as of May 17th, 1996, amends and supplements the Credit Agreement dated as of December 14, 1994, as amended (the "Credit Agreement") between BUCYRUS-ERIE COMPANY (the "Company") and BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Bank").

                                  RECITAL

          The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.

                                AGREEMENTS

          In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Company and the Bank agree as follows:

          1. Definition and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the fulfillment of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Eighth Amendment to Credit Agreement.

          2.   Amendments.

               (a) Subsection (a) of the definition of "Debt Service Coverage Ratio" contained in section 1 of the Credit Agreement is amended to read as follows:

                    (a) Net Earnings plus interest expenses plus depreciation, amortization and similar noncash charges (including noncash charges incurred with respect to compensation paid in stock, or options to acquire stock, of the Company) plus foreign currency translation loss to the extent deducted in determining Net Earnings minus foreign currency translation gain to the extent included in determining Net Earnings minus $1,000,000 minus the greater of (i) total capital expenditures minus capital expenditures financed by Foreign Subsidiaries and (ii) $2,500,000; and

               (b) The definition of "Debt Service Coverage Ratio" contained in section 1 of the Credit Agreement is amended by inserting the following proviso at the end of such definition:

     ; provided, however, that in computing the Debt Service Coverage Ratio on March 31, June 30 and September 30, 1996, the current maturities of the Funded Debt of Bucyrus Europe Holdings Limited shall be disregarded.

               (c) The definition of "Final Issuance Date" in section 1 of the Credit Agreement is amended by deleting "April 30, 1997" and inserting "April 30, 1998" in its place.

               (d)  The definition of "Revolving Note Maturity Date" in
section 1 of the Credit Agreement is amended by deleting "December 31, 1996" and inserting "April 30, 1998" in its place.

               (e) The table in section 2.1(b) of the Credit Agreement is amended by deleting "December 31, 1996" and inserting "Revolving Note Maturity Date" in its place.
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               (f)  The table in section 2.2(a)(ii) of the Credit Agreement is amended by deleting "December 31, 1996" and inserting "Revolving Note Maturity Date" in its place.

               (g)  The second sentence of section 2.8 of the Credit
Agreement is amended by deleting "April 30, 1998" and inserting "April 30, 1999" in its place.

               (h) Section 5.2 of the Credit Agreement is amended in its entirety to read as follows:

               5.2 Interim Financial Statements. Furnish to the Bank within 30 days after the end of each month (a) a balance sheet of the Company as of the end of such month and related statements of income, retained earnings and cash flows for the period from the beginning of the fiscal year to the end of such month, prepared in the manner set forth in section 5.1 hereof for the annual statements certified, subject to audit and normal year-end adjustments, by an authorized financial officer of the Company, (b) a computation showing whether the Company is in compliance with the financial covenant contained in section 6.10, (c) a statement, in such detail as the Bank may reasonably request, of the Guaranties of the Company of obligations of Domestic Subsidiaries and Foreign Subsidiaries and (d) the certificate of an authorized financial officer to the effect that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto.

          3. Closing Conditions. This Eighth Amendment to Credit Agreement shall be effective upon its execution and delivery by the Company and the Bank.

          4. Representations and Warranties. The Company represents and warrants to the Bank that:

               (a) The execution and delivery of this Eighth Amendment are within the Company's corporate power and corporate authority, have been duly authorized by all necessary corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the certification of incorporation or by-laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity.

               (b) The representations and warranties set forth in section 3 of the Credit Agreement are true and correct in all material respects as of the date of this Eighth Amendment to Credit Agreement and no Default or Event of Default has occurred and is continuing.

          5. Waiver. The Bank hereby waives the failure by the Company to comply with the Debt Service Coverage Ratio required under section 6.10 of the Credit Agreement as of December 31, 1995. This waiver does not extent to any other Default or Event of Default under the Credit Agreement and is not a waiver of any violation of section 6.10 of the Credit Agreement which may occur after December 31, 1995.

          6. Costs and Expenses. The Company agreements to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Bank in connection with the execution and delivery of this Eighth Amendment and the consummation of the transactions contemplated hereby.

           7. Full Force and Effect. The Company and the Bank confirm that the Credit Agreement, as amended hereby, remains in full force and effect.


                              BANK ONE, MILWAUKEE,
                              NATIONAL ASSOCIATION

                              BY /s/William E. Shaw VP
                                 William E. Shaw, Vice President


                              BUCYRUS-ERIE COMPANY

                              BY /s/James D. Annand
                              Its Interim CFO